Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-239723 on Form S-3 and Registration Statement Nos. 333-216669 and 333-132510 on Form S-8 of our reports dated March 12, 2020 relating to the consolidated financial statements of Century Casinos, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Century Casinos, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 11, 2021